Exhibit 3.2

BYLAWS

OF

FURMANITE CORPORATION
a Delaware corporation

Dated: February 29, 2016

BYLAWS
OF
FURMANITE CORPORATION

ARTICLE I
REGISTERED OFFICE
Section 1.1     Registered Office. The registered office of Furmanite Corporation (hereinafter called the “Corporation”) in the State of Delaware shall be located at 1675 South State Street, Suite B, County of Kent, City of Dover, Delaware 19901. The name of the Corporation’s registered agent at such address shall be Capitol Services, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board”)
Section 1.2     Offices. The Corporation may have an office or offices at such places as the Board may from time to time designate.

ARTICLE II
MEETING OF STOCKHOLDERS
Section 2.1     Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) for the election of members of the Board (each, a “Director”) and conducting such other proper business as may come before the meeting shall be held at such time and date as may be fixed by the Board.
Section 2.2     Special Meetings. Special meetings of the Stockholders may be called at any time by the President (as hereinafter defined) and shall be called by the President upon the request in writing or by vote of a majority of the Directors, or Stockholders of record owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.
Section 2.3     Time and Place of Meetings. All meetings of the Stockholders may be held at such place or places, within or outside of the State of Delaware, as may from time to time be fixed by the Board or as specified and fixed in the respective notices or waiver of notice thereof. If no designation is made, the place of meeting shall be the principal office of the Corporation.
Section 2.4     Quorum. Except as otherwise provided by applicable law or by the Certificate of Incorporation of the Corporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.5, until a quorum shall be present or represented.
Section 2.5     Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.6     Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 2.7     Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the Stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
Section 2.8     Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or Stockholders in writing, setting forth the action so taken and bearing the dates of signature of the Stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the Stockholders shall have the same force and effect as if taken by the Stockholders at a meeting thereof.
ARTICLE III
DIRECTORS
Section 3.1     Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or by these Bylaws directed or required to be exercised or done by the Stockholders. The property and business of the Corporation shall be managed by or under the direction of the Board which such Board shall consist of three (3) Directors, unless the Stockholders unanimously agree that there will be a different number of Directors but not below one (1) at any time.
Section 3.2     Term and Vacancies. Each Director shall hold office until the next annual election by the Stockholders and, subject to his prior resignation or removal in accordance with the terms hereof, until his successor is duly elected and qualified. Directors shall be elected annually by the Stockholders, except that vacancies in the Board by reason of the earlier death, resignation or removal of a Director may be filled for the unexpired term by the remaining Directors, though less than a quorum, by a majority vote (a “Board Appointee”). The Board Appointee shall serve until the next annual election by the Stockholders and, subject to his prior resignation or removal in accordance with the terms hereof, until his successor is elected and qualified. The Stockholders shall have the right to hold an election to fill any vacancy at any time and to replace the Board Appointee.
ARTICLE IV
POWER OF DIRECTORS
Section 4.1     Powers. The Board shall have such general and specific powers as are conferred upon corporations by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), subject only to the provisions of the DGCL, the Certificate of Incorporation, and these Bylaws, which may restrict or deny such powers. Any action that normally would be submitted for approval to the board of directors of a corporation under the DGCL shall be submitted to the Board.
Section 4.2     Quorum. A quorum of a majority of the Directors is required in order to hold a meeting of the Board for approval of any action.
Section 4.3     Action of the Board. Except as otherwise provided in Section 5.3, all actions of the Board will be taken at a duly convened meeting of the Board at which a quorum is present, and the approval of the Directors attending such meeting (whether in person, by proxy or, to the extent then permitted under applicable law, by telephone or other medium allowing all participants to hear each other without time delays), as set forth in Section 4.4 to the action upon which approval is sought, shall be required to authorize the Corporation to take any action submitted for the decision of the Board.

Section 4.4     Approval of the Board. Action by the Board shall require the approval of the majority of Directors.
Section 4.5     Abstention from Voting. Notwithstanding the provisions of Section 4.4, a Director shall abstain from any vote on matters directly affecting such Director. In order for such matters to be approved, requisite approval must be obtained as provided in Section 4.4 without the vote of the abstaining Director, and the required number or percentage of votes shall be reduced by the number or percentage of abstaining Directors.
ARTICLE V
MEETING OF DIRECTORS
Section 5.1     Annual Meeting of the Board. After each annual election of Directors, the newly elected Directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed from time to time by the Stockholders at the annual meeting, and if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors. Regular meetings of the Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 5.2     Special Meetings. Special meetings of the Board may be called by the President on two (2) days prior notice either in writing and delivered via email or telecopier or by telephone to each Director and shall be called by the President in like manner upon the written request of two (2) Directors. Special meetings of the Board may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.
Section 5.3     Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may, be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.
Section 5.4     Adjournment of Meetings. A majority of the Directors shall constitute a quorum, but a smaller number of Directors present at a meeting may adjourn from time to time, without further notice, until a quorum is secured.
ARTICLE VI
OFFICERS
Section 6.1     Officers. The officers of the Corporation shall be appointed by the Board and shall consist of a president, one or more vice presidents, chief financial officer, and secretary. Any number of offices may be held by the same person, unless the Certificate of Incorporation otherwise provides.

Section 6.2     Other Officers and Agents. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 6.3     Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board may be removed either with or without cause at any time by the affirmative vote of a majority of the entire Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the entire Board.
Section 6.4     President. The President of the Corporation (the “President”) shall have the right to supervise and direct the management and operation of the Corporation and shall perform such other duties and have such other powers as the Board may from time to time prescribe. The President shall have the authority to execute, bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The President shall be the chief executive officer of the Corporation. It shall be the duty of the President to have general and active management of the business and the Corporation and to see that all orders and resolutions of the Board are carried into effect. The President shall have the general supervision and direction of the other officers of the Corporation and shall see that their respective duties are properly performed.
Section 6.5     Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.
Section 6.6     Secretary. The secretary of the Corporation (the “Secretary”) shall attend all meetings of the Corporation and the Board. The Secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The Secretary shall give proper notice of meetings of Stockholders and Directors and shall perform such other duties as shall be assigned to him or her by the President or the Board.
Section 6.7     The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the President or these Bylaws may, from time to time, prescribe. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Chief Financial Officer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Chief Financial Officer belonging to the Corporation.
Section 6.8     Delegation. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate his powers or duties to any other officer or to any Director for the time being.
ARTICLE VII
CERTIFICATES OF STOCK
Section 7.1     Certificates. Certificates of stock shall be signed by the President and Secretary. If a certificate of stock is lost or destroyed, another may be issued upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the Directors, it is proper to do so.
Section 7.2     Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.
Section 7.3     Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1     Fiscal Year. The fiscal year of the Corporation shall be determined by the Board and shall initially be a calendar year.
Section 8.2     Dividends. Dividends upon the capital stock may be declared by the Board at any regular or special meeting of the Board and may be paid in cash or property or in shares of the capital stock. The Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.
Section 8.3     Checks. All checks, drafts or orders for the payment of money shall be signed by the Chief Financial Officer, if any, or by such other officer or officers as the Board may designate. No check shall be signed in blank.

Section 8.4     Contracts. The Board may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 8.5     Book and Records. The books, records and accounts of the Corporation, except as otherwise required by the DGCL, may be kept within or outside of the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Directors.
Section 8.6     Inspection of Books and Records. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.
Section 8.7     Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any Stockholder, Director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by electronic transmission. Any such notice shall be addressed to such Stockholder, Director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission, shall be the time of the giving of the notice.
Section 8.8     Waiver of Notice. A written waiver of any notice, signed by a Stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Stockholder, Director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
Section 8.9     Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
ARTICLE IX
AMENDMENT
Section 9.1     Amendment. These Bylaws may be amended, altered, repealed or added to at any regular or special meeting of the Board, by the unanimous affirmative vote of all

Directors in office, or at any annual or special meeting of the Stockholders by the affirmative vote of holders of a majority of the issued and outstanding stock entitled to vote.
ARTICLE X
INDEMNIFICATION
Section 10.1     Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation, Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this section or otherwise.
Section 10.2     Right of Claimant to Bring Suit. If a claim under Section 10.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its Stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.
Section 10.3     Non-Exclusivity of Rights. The rights conferred by Sections 10.1 and 10.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, vote of the Stockholders or disinterested Directors or otherwise.
Section 10.4     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

CERTIFICATE OF SECRETARY
OF
FURMANITE CORPORATION

I hereby certify that I am the duly elected and acting Secretary of Furmanite Corporation, a Delaware corporation, and that the foregoing Bylaws, comprising ten (10) pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors on February 29, 2016.

/s/ André C. Bouchard
André C. Bouchard, Secretary

FURMANITE CORPORATION
CERTIFICATE OF SECRETARY